LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT, dated as of June 1, 2014 is entered into by and between MARUSYA PRO LLC, a Florida Limited Liability Company with principle address at ___________________________________________ (the “Lender”), and HELPFUL ALLIANCE COMPANY a Florida corporation with principal address 700 West Hillsboro Blvd, Suite 1-100, Deerfield Beach, FL 33312 (the “Borrower”).

WHEREAS, the Borrower desires to borrow money from the Lender, and

WHEREAS, the Lender is willing to lend money to the Borrower (the “Loan”), and

NOW THEREFORE, in consideration of the premises, and the mutual covenants and agreements set forth herein, the Borrower agrees to borrow money from the Lender, and the Lender agrees to lend money to the Borrower, subject to and upon the following terms and conditions:

AGREEMENT:

Section 1. Definitions

1.1.	Defined Terms. For the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

(1)	“Loan” shall mean commercial loan provided by the Lender to the Borrower for purposes of financing the Borrower’s business operations. There is no specific use of funds specified by the Lender. The Borrower may use the principal amount of the Loan as the Buyer sees fits.

(2)	“Loan Amount” shall mean direct cash amount identified below in Section 2.1(1).

(3)	“Loan Date” shall mean the date on which the Loan Amount is received as accounted by the Borrower’s bank account in the United States.

(4)	“Affiliate” of any person or entity shall mean (a) any other person or entity which, directly or indirectly, controls or is controlled by or is under common control with such person or entity, (b) any officer or director of such entity, and (c) with respect to the Lender, any entity administered or managed by the Lender, or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans. A person or entity shall be deemed to be “controlled by” any other person or entity if such person or entity possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such person or entity whether by contract, ownership of voting securities, membership interests or otherwise.

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(5)	“Term” shall mean period specified below in Section 2.1(2).

(6)	“Collateral” shall mean the assets of the Borrower.

(7)	“Early Withdrawal Penalty” shall mean a fee charged by the Borrower to the Lender in the case of earlier termination of the Term in accordance with Section 5.3.

(8)	“Early Withdrawal Discount” shall mean a fee charged by the Borrower to the Lender in the case of earlier termination of the Term in accordance with Section 2.1(3).

(9)	“Lenderruptcv Code” shall mean the United States Lenderruptcy Code, as now existing or hereafter amended.

(10)	“Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which Lenders are authorized or required to be closed for the conduct of commercial lending business in Miami, Florida.

(11)	“Confidential Information” shall mean all information provided by the Borrower or any of its Affiliates to the Lender including, without limitation, any and all financial information prepared on a pro forma basis, but excluding all information that is available to the Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Affiliates or from any other natural or legal person on behalf of the Borrower.

(12)	“Control Group” shall mean (a) the Current Ownership over the Borrower;

(b) spouses (including surviving spouses), lineal descendants and spouses (including surviving spouses) of lineal descendants of Current Ownership;

(c) the estates or legal representatives of the natural or legal persons named in clauses (a) or (b); (d) any trust, custodianship or other fiduciary arrangement in respect of which one or more members of Current Ownership (i) are the principal beneficiaries and (ii) constitute a majority of the trustees, custodians or other fiduciaries with voting power over such trust, custodianship or other fiduciary arrangement; and (e) a voting trust, a majority of whose trustee(s) is (are) member(s) of the Current Ownership, if a majority of the holders of voting trust certificates are members of the Current Ownership. For purposes of this definition, “lineal descendants” shall include adopted persons who are twelve years of age or under at the time of adoption.

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(13)	“ Current Ownership” shall mean the Person or Persons who, as of the date of this Agreement, collectively own and control, directly or indirectly, legally and beneficially, at least 50% of the outstanding Capital Securities of the Borrower having voting rights in the election of directors in normal circumstances.

(14)	“GAAP” shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination, provided, however, that interim financial statements or reports shall be deemed in compliance with GAAP despite the absence of footnotes and fiscal year-end adjustments as required by GAAP.

(15)	“Interest Rate” shall mean a per annum rate of interest identified in Section 3.10 below.

(16)	“Interest Period” shall mean actual successive quarterly periods beginning and ending on the dates revolving by each fiscal quarter of the Borrower.

(17)	“Liabilities” shall mean all liabilities of the Borrower that would be shown as such on a balance sheet of the Borrower prepared in accordance with GAAP.

(18)	“Obligations” shall mean the Loan Amount plus all Interest accrued thereon (including interest which would be payable as post-petition in connection with any Lenderruptcy or similar proceeding, whether or not permitted as a claim thereunder), any fees due the Lender hereunder, any expenses incurred by the Lender hereunder and any and all other liabilities and obligations of the Borrower to the Lender whether under this Agreement.

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(19)	“Person” shall means an partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

(20)	“Failure To Repay” shall mean non-payment of the Loan Amount by the Borrower to the Lender on or before the Maturity Date of the Promissory Note issued under this Agreement.

1.2.	Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP. Calculations and determinations of financial and accounting terms used and not otherwise specifically defined hereunder and the preparation of financial statements to be furnished to the Lender pursuant hereto shall be made and prepared, both as to classification of items and as to amount, in accordance with sound accounting practices and GAAP as used in the preparation of the financial statements of the Borrower on the date of this Agreement. If any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a material change in the method of accounting in the financial statements required to be furnished to the Lender hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement, the parties hereto agree to enter into good faith negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating the financial condition and performance of the Borrower will be the same after such changes as they were before such changes; and if the parties fail to agree on the amendment of such provisions, the Borrower will furnish financial statements in accordance with such changes, but shall provide calculations, which are reviewed and certified by the Borrower’s accountants, for all financial covenants, shall perform all financial covenants and shall otherwise observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes. Calculations with respect to financial covenants required to be stated in accordance with applicable accounting principles and practices in effect immediately prior to such changes shall be reviewed and certified by the Borrower’s accountants.

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1.3.	Other Interpretive Provisions:

(1)	The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa, and in particular the word “Borrower” shall be so construed.

(2)	The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(3)	The term “including” is not limiting, and means “including, without limitation”.

(4)	In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.

(5)	Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and other Loan Documents) shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

Section 2. Commitment of the Lender

2.1	Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower set forth herein:

(1)	Loan Amount. The Lender will provide the Borrower with the Loan in the amount of One Million ($1,000,000) U.S. Dollars.

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(2)	Loan Purpose. The Lender provides the Loan, directly or in cooperation with other financiers, for the purpose of financing the Borrower’s business operations with unspecified use of the Loan proceeds. After the receipt of the Loan the Borrower shall be free to use the Loan Amount at the Borrower’s sole discretion.

(3)	Term. Early Withdrawal Discount. The Lender agrees to provide the Loan to the Borrower starting from the Loan Date and for the duration of Thirty Six (36) months. The Lender agrees that if, under any circumstances and for any cause, the Lender withdraws the Loan or requires the Borrower to sell the Loan to any third party prior to expiration of the Term, the principal Loan Amount shall be discounted by Twenty (20%) percent, and, in this case, full repayment of the principal Loan Amount to the Lender will be equal to the Loan Amount less such discount, to which the Lender agrees in advance.

(4)	Sub-Loans. The Lender hereby grants to the Borrower the right to issue sub-loans using proceeds from the Loan with such sub-loans bearing the interest rates as the Borrower sees fits and at the Borrower’s sole discretion.

2.2.	Loan Initiation. No additional notice shall be required from the Borrower to the Lender in order for the Lender to initiate remittance of the Loan Amount under this Agreement.

2.3.	Lending. The Loan shall be paid to the Borrower by the Lender in the immediately available funds remitted twenty (20) business days immediately following the execution of this Agreement. The receipt of the Loan Amount by the Borrower’s bank account shall be, absent manifest error, constituting the prima facie evidence of the principal amount of the Loan issued to the Borrower and the failure to record any such principal amount or any error in recording such principal amount shall not limit or otherwise affect the Obligations of the parties under this Agreement

2.4.	Lending Relationship. The relationship hereby created between the Borrower and the Lender is and has been conducted on an open and arm’s length basis in which no fiduciary relationship exists between the Lender and the Borrower.

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Section 3. Commitment of the Borrower

3.1.	Borrower Organization and Name. The Borrower is duly organized, existing and in good standing, with full and adequate power to carry on and conduct its business as presently conducted. The Borrower is duly licensed or qualified in all jurisdictions wherein the nature of its activities requires such qualification or licensing. The exact legal name of the Borrower is as set forth in the first paragraph of this Agreement.

3.2.	Authorization. The Borrower and its officer executing this Agreement have full right, power and authority to enter into this Agreement, to make the borrowings and execute and accept the Loan as provided herein and to perform all of its duties and obligations under this Agreement. The execution and delivery of this Agreement and the other Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the Borrower’s organizational documents, nor require any consent, approval, authorization, or filings with, notice to or other act by or in respect of, any governmental authority or any other party (other than any consent or approval which has been obtained and is in full force and effect). All necessary and appropriate action has been taken on the part of the Borrower to authorize the execution and delivery of this Agreement and the Loan Documents.

3.3.	Use of Funds. The Borrower shall not divert the loan proceeds for any purposes other than stated in Sections 2.1(2) and 2.1(4), including but not limited to investing the Loan proceeds in stock or any other securities, projects, and investment instruments, or in projects forbidden or unauthorized by any laws, regulations, regulatory rules and policies, or in any other projects, without the Lender’s written consent.

3.4.	Validity and Binding Nature. This Agreement and the Promissory Note under this Agreement are legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, subject to the Lenderruptcy Code, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

3.5.	Equity Ownership. The issued and outstanding capital securities of the Borrower are duly authorized and validly issued, fully paid by the Control Group that includes the corporate officer executing this Agreement, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The Control Group owns and controls the Borrower

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3.6.	No Judgments. No judgments currently exist against the Borrower and the Borrower is not in Default of any other contract or agreement to which it is a party that would have a material adverse effect on the Loan.

3.7.	Compliance with Regulation U. No portion of the Loan proceeds will be used by the Borrower, either directly or indirectly, for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation U as adopted by the Board of Governors of the Federal Reserve System or any successor thereto.

3.8.	Place of Business. The principal place of business and books and records of the Borrower is set forth in the preamble to this Agreement and the Borrower shall promptly notify the Lender of any change in such location.

3.9.	Continuing Existence. The Borrower shall at all times preserve and maintain its

(a)	existence and good standing in the jurisdiction of its organization, and

(b)	qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect), and shall at all times continue as a going concern in the business which the Borrower is presently conducting.

3.10.	Interest and Interest Payments. The Borrower shall be solely responsible for collecting of interest payments on all of its sub-loans and promptly remitting the Interest payments to the Lender.

3.11.	Repayment of the Loan. The Borrower shall repay the Loan Amount in full with all occurred and unpaid Interest on or before the Maturity Date stated in the Promissory Note issued under this Agreement without any notice from the Lender. Within ten (10) Business Days from the Loan Date the Lender will provide to the Borrower the wire transfer instructions stating the Lender’s bank account information to which the Borrower shall repay the Loan.

3.12.	Taxes. Within twenty (20) Business Days of each calendar year following the Loan Date the Borrower will mail to the Lender U.S. IRS Form 1099 via certified mail delivery. The Lender will be responsible for remittance all of its income taxes due and payable on the Interest received from the Borrower.

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Section 4. Interest and Interest Rates.

4.1	Simple Interest Rate. The Loan shall bear simple interest at a rate of Six [6.0%] percent per annum which shall start occurring from the Loan Date and continue until the Loan Amount is paid in full. This Loan is the interest-only Loan.

4.2	Interest Payment Dates. Accrued and unpaid Interest on the unpaid principal balance of the Loan shall be paid within twenty Business Days from the end of each fiscal quarter lapsing from the Loan date, with first such fiscal quarter ending on June 30, 2014.

4.3	Interest Computation. Except as otherwise set forth herein, all interest and fees shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed. Principal payments submitted in funds not immediately available shall continue to bear the Interest until collected.

Section 5. Liabilities for Breach of the Contract

5.1	Violation of Loan Purpose. If the Borrower uses the Loan for any purpose other than that stipulated in this Contract, the Borrower shall assume all the risks and liabilities incurred thereby with respect to repayment of the Loan, and shall automatically use its assets as the Collateral, and the Lender shall be entitled to stop the Loan, collect all or part of the Loan, and calculate and collect the Interest on the Loan, and no Early Withdrawal Fee or Early Withdrawal Discount shall apply to the Lender in this case.

5.2	Early Repayment. If the Borrower elects to repay the Loan prior to expiration of the Term of this Agreement, the Borrower shall notify the Lender by submission of written Notice of Early Repayment ninety (90) days prior to the proposed date of such early repayment. No prepayment penalty shall apply to the Borrower for early repayment of the Loan.

5.3	Early Withdrawal Penalty. If the Lender elects to withdraw the Loan prior to expiration of the Term of this Agreement, the Lender shall notify the Borrower by submission of written Notice of Early Withdrawal one hundred (100) calendar days prior to the proposed date of such early withdrawal of the Loan. In this case, the Lender agrees in advance to pay to the Borrower the early withdrawal penalty equal to all of the Interest occurred from the Loan Date to the date of withdrawal.

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5.4	Failure To Pay. If the Borrower fails to pay the Interest at any time, the Lender shall be entitled to require immediate repayment of the Loan in full, including the Interest thereof. The Borrower hereby warrants the resolution of the Failure To Pay in good faith and in cooperation with the Lender. Furthermore, the Lender and the Borrower hereby agree to negotiate the provisions under which the Failure To Repay shall be treated, and amend this Section accordingly in writing, if necessary, within 180 days lapsing from the effective date of this Agreement.

5.5	Failure to Repay the Loan. The Borrower shall assume all the risks and liabilities with respect to repayment of the Loan. If the Borrower fails to repay the Loan on the Maturity Date, the Lender shall be entitled to receive from the Borrower the amount of common shares, priced at then current market value, equal to twice of the amount of the Loan Amount plus all occurred and unpaid Interest to date.

Section 6. Remedies.

6.1	Lender Rights and Remedies. In the case of occurrence of an Event of Default, the Lender shall, as a secured party under the Uniform Commercial Code or as otherwise provided at law or in equity, have all rights, powers and remedies set forth herein relating to any of the Obligations of the Borrower. Without limiting the generality of the foregoing, the Lender may, at its option upon the occurrence of an Event of Default, demand the Loan Amount plus all accrued Interest to be immediately due and payable.

6.2	No Waiver. No Event of Default shall be waived by the Lender except in writing. No failure or delay on the part of the Lender in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of the Lender to exercise any remedy available to the Lender in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. The Borrower agrees that in the event that the Borrower fails to perform, observe or discharge any of its Obligations under this Agreement, no remedy of law shall provide adequate relief to the Lender, and further agrees that the Lender shall be entitled to temporary and permanent injunctive relief in any such case, provided the Lender proves actual damages caused by such event.

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Section 7. Miscellaneous

7.1	Entire Agreement. This Agreement shall (i) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof; and (ii) are the final expression of the intentions of the Borrower and the Lender. No promises, either expressed or implied, exist between the Borrower and the Lender, unless contained herein or therein. This Agreement shall supersede all negotiations, representations, warranties, commitments, term sheets, discussions, negotiations, offers and documents of any kind and nature (whether oral or written) prior to or contemporaneous with the execution hereof with respect to any matter, directly or indirectly related to the terms of this Agreement.

7.2	Amendments. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing and acknowledged by the Lender, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

7.3	Forum Selection and Consent to Jurisdiction. This Agreement shall be delivered and accepted in and shall be governed by the laws of the State of Florida, with giving effect to federal laws applicable to national Lenders, applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles. Any litigation based hereon, or arising out of, under, or in connection with this agreement or any other loan document, shall be brought and maintained exclusively in the courts of the state of Florida. The parties hereby expressly and irrevocably submit to the jurisdiction of the courts of the state of Florida sitting in the county of Broward. The parties further irrevocably consent to the service of process by registered mail, postage prepaid, or by personal service within or without the state of Florida. The borrower hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

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7.4	Waiver of Jury Trial. The parties, after consulting or having had the opportunity to consult with counsel, each knowingly, irrevocably, voluntarily and intentionally waive any right to a trial by jury in any action or proceeding to enforce or defend any rights under this agreement, any note, any other Loan document, any of the other obligations, the collateral, or any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or therewith or arising from any lending relationship existing in connection with any of the foregoing, or any course of conduct or course of dealing in which the Lender and the Borrower are adverse parties, and each agrees that any such action or proceeding shall be tried before a court and not before a jury. This provision is a material inducement for the lender granting any financial accommodation to the Borrower.

7.5	Assignability. The Borrower may sell or assign this Agreement or any portion thereof, either voluntarily or by operation of law, by obtaining the prior written consent of the Lender. The Lender may sell or assign this Agreement or any portion thereof, either voluntarily or by operation of law, by obtaining the prior written consent of the Borrower.

7.6	Binding Effect. This Agreement shall become effective upon execution by the Parties. This Agreement shall be binding upon the Lender and the Borrower and their respective legal representatives and assignees. All references herein shall be deemed to include any successors of the Parties, whether immediate or remote.

7.7	Survival of Borrower Representations. All covenants, agreements, representations and warranties made by the Borrower herein shall, notwithstanding any investigation by the Lender, be deemed material and relied upon by the Lender and shall survive the making and execution of this Agreement, and shall be deemed to be continuing representations and warranties until such time as the Borrower has fulfilled all of its obligations to the Lender under this Agreement, and the Loan Amount plus all accrued interest has been indefeasibly paid in full. The Lender, in granting the Loan to the Borrower, is expressly acting and relying on the aforesaid representations and warranties.

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7.8	Time of the Essence. Time is of the essence in making payments of all amounts due the Lender under this Agreement and in the performance and observance by the Borrower of each covenant, agreement, provision and term of this Agreement.

7.9	Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof.

7.10	Termination. This Agreement shall terminate automatically on the Maturity Date, or, may be terminated by the Lender prior to the Maturity Date for any reason or no reason by giving to the Borrower an early withdrawal notice one hundred (100) days prior to the withdrawal date, and the Agreement shall then terminate on the date of when the Loan Amount is repaid by the Borrower to the Lender.

7.11	Notices. All correspondence, requests, demands and other communications hereunder shall be in writing (including, without limitation, notice by telecopy) and addressed to the Borrower or the Lender at the address shown for each party, respectively, below or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this subsection:

To the Lender:

To the Borrower: 700 W Hillsboro Blvd, Suite 1-100, Deerfield Beach, FL 33441

All notices addressed as above shall be deemed to have been properly given (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and a confirmation of such facsimile has been received by the sender; (ii) if mailed by certified or registered mail, return receipt requested, postage prepaid, on the fifth (5th) day following the day such notice is deposited in any post office station or letter box; or (iii) if served in person or sent by recognized overnight courier, when delivered at the addresses specified in this Section. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

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7.12	Costs, Fees and Expenses. Each Party shall pay all of its respective costs, fees and expenses incurred by such Party in connection with the negotiation, preparation, due diligence, consummation, collection of the Obligations or enforcement of this Agreement.

7.13	Taxes and Liabilities. Each Party shall pay all of its respective property and other taxes, and all governmental charges or levies against it, as well as claims of any kind which, if unpaid, could become a lien on any of its property; provided that the foregoing shall not require the Borrower or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.

7.14	Indemnification. The Borrower agrees to defend, protect, indemnify, exonerate and hold harmless the Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature, which may be imposed on, incurred by, or asserted against, the Borrower (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities laws, commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement, or any act, event or transaction related or attendant hereto, including the making or issuance and management of the Loan and the sub-loans, the use or intended use of proceeds of the Loan, the enforcement of the Lender’s rights and remedies under this Agreement and any other instruments and documents delivered hereunder. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law.

[SEPARATE SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Borrower and the Lender have executed this Loan Agreement as of the date first above written.

Lender:	Borrower:

/s/ Yulia Drynkina	/s/ Maxim Temnikov

/n/ Yulia Drynkina	/n/ Maxim Temnikov

COMPANY HELPFUL ALLIANCE

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